Exhibit 25.2

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

UNION BANK, N. A.
(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

James Myers
Union Bank, N.A.
350 California Street
Corporate Trust - 11th Floor
San Francisco, CA  94104
(415) 273-2519
(Name, address and telephone number of agent for service)

Alpha Natural Resources, Inc.
(Issuer with respect to the Securities)

(STATE OF DOMICILE)	(TAXPAYER ID)
Delaware	02-0733940
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(ADDRESS)	(ZIP CODE)
One Alpha Place, P.O. Box 2345, Abingdon, VA	24212

 Subordinated Debt Securities
(Title of the indenture securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
Not Applicable.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.  The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing By-Laws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

* Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented on Form S-4 Registration No. 333-103873 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 15th day of March, 2010.

Union Bank, N.A.

By:     /s/ James Myers
      ----------------------------------
          Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

March 15, 2010
Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for senior indebtedness between Alpha Natural Resources, Inc. (the “Company”) and Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, N.A.

By:           /s/ James Myers
-------------------------------------
Corporate Trust Vice President

Exhibit 7
                                                                            Page 1

Consolidated Report of Condition of

Union Bank, N.A

of  San Francisco in the State of California, at the close of business December 31, 2009, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET
Dollar Amounts
In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,116,254
Interest-bearing balances	6,667,029
Securities:
Held-to-maturity securities	1,227,718
Available-for-sale securities	22,556,581
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices`	0
Securities purchased under agreements to resell	442,552
Loans and lease financing receivables:
Loans and leases held for sale	8,768
Loans and leases, net of unearned income	46,840,377
LESS: Allowance for loan and lease losses	1,344,384
Loans and leases, net of unearned income and allowance	45,495,993
Trading assets	725,648
Premises and fixed assets	674,298
Other real estate owned	32,662
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	21,622
Intangible assets:
Goodwill	2,369,326
Other intangible assets	561,584
Other assets	3,295,708

Total assets	85,195,743

Exhibit 7
                                                                              Page 2

LIABILITIES

Deposits:
In domestic offices	67,035,830
Noninterest-bearing	14,570,396
Interest-bearing	52,465,434
In foreign offices, Edge and Agreement subsidiaries, and IBFs	1,843,281
Noninterest-bearing	0
Interest-bearing	1,843,281
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	132,785
Securities sold under agreements to repurchase	17,668
Trading liabilities	538,894
Other borrowed money	4,481,475
Subordinated notes and debentures	776,822
Other liabilities	1,087,253
Total liabilities	75,914,008

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	6,595,418
Retained earnings	2,732,581
Accumulated other comprehensive income	-650,841
Other equity capital components	0

Total equity capital	9,281,735

Total liabilities, minority interest, and equity capital	85,195,743